Exhibit 99(a)
                             PETERS ELWORTHY & MOORE

NCT Group, Inc.
1025 West Nursery Road, Suite 120                     Our Ref:    PRC/J
Linthicum, Maryland  21090
USA                                                   Date:       April 29, 1999


Dear Sirs

We consent to the incorporation by reference to Form 10-K/A2 (Amendment No. 2 to the Annual Report on Form 10-K) of our report dated February 23, 1999, on the financial statements and schedule of Noise Cancellation Technologies (Europe) Limited (the "Company") as at December 31, 1998 and December 31, 1997 and for each of the years in the three year period ended December 31, 1998, included in the Company's Annual Report on Form 10-K for the year ended December 31, 1998.

Yours faithfully


/s/ PETERS ELWORTHY & MOORE